UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 29, 2020

Date of report (date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Park Granada, Suite 202, Calabasas, CA 91302

(Address of principal executive offices) (Zip Code)

(800) 292-3909

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2020, MusclePharm Corporation (the “Company”) issued to Ryan Drexler, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors (the “Holder”), a convertible secured promissory note (the “Note”) in the original principal amount of $2,871,967.

The Note bears interest at the rate of 12% per annum. Interest payments are due on the last day of each calendar quarter. At the Company’s option (as determined by its independent directors), the Company may repay up to one sixth of any interest payment by either adding such amount to the principal amount of the Note or by converting such interest amount into an equivalent amount of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Any interest not paid when due shall be capitalized and added to the principal amount of the Note and bear interest on the applicable interest payment date along with all other unpaid principal, capitalized interest, and other capitalized obligations. Both the principal and any accrued but unpaid interest under the Note will be due on July 1, 2021, unless converted or repaid earlier.

The Holder may, at any time, and from time to time, upon written notice to the Company, convert the outstanding principal and accrued interest into shares of Common Stock, at a conversion price of $0.23 per share. The Company may prepay the Note by giving the Holder between 15 and 60 days’ notice depending upon the specific circumstances, subject to the Holder’s conversion right.

The Note contains customary events of default, including, among others, the failure by the Company to make a payment of principal or interest when due. Following an event of default, at the option of the Holder and upon written notice to the Company, or automatically under certain circumstances, all outstanding principal and accrued interest will become due and payable. The Note also contains customary restrictions on the ability of the Company to, among other things, grant liens or incur indebtedness other than certain obligations incurred in the ordinary course of business. The restrictions are also subject to certain additional qualifications and carveouts, as set forth in the Note. The Note is subordinated to certain other indebtedness of the Company.

In connection with the issuance of the Note, the Company and Mr. Drexler entered into a Sixth Amended and Restated Security Agreement (the “Amended Security Agreement”) to amend and restate the Fifth Amended and Restated Security Agreement to provide Mr. Drexler with a first priority lien (except as to certain excluded property) in respect of obligations due under the Note.

A copy of each of the Note and the Amended Security Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, each of which is incorporated herein by reference as though fully set forth herein. The foregoing summary descriptions of the Note and the Amended Security Agreement are not intended to be complete, and are qualified in their entirety by the complete text of the Note and the Amended Security Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The Company offered and sold the Note to the Holder in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Note nor the underlying shares of Common Stock issuable thereunder have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Convertible Secured Promissory Note, dated November 29, 2020, between MusclePharm Corporation and Ryan Drexler
10.2	Sixth Amended and Restated Security Agreement, dated November 29, 2020, between MusclePharm Corporation and Ryan Drexler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name:	Ryan Drexler
Title:	Chief Executive Officer

Date: December 3, 2020